                      INVESTMENT AGREEMENT
                               BY
                           AND BETWEEN
                        MONSANTO COMPANY
                               AND
                           ECOGEN INC.



                  DATED AS OF JANUARY 24, 1996

                        TABLE OF CONTENTS

                                                            Page
ARTICLE I.  DEFINITIONS
     Affiliate . . . . . . . . . . . . . . . . . . . . . . . .  2
     Agreement . . . . . . . . . . . . . . . . . . . . . . . .  2
     Annual Proxy Statement. . . . . . . . . . . . . . . . . .  2
     Assignment Agreement. . . . . . . . . . . . . . . . . . .  2
     Audited Financial Statements. . . . . . . . . . . . . . .  2
     Balance Sheet . . . . . . . . . . . . . . . . . . . . . .  2
     Balance Sheet Date. . . . . . . . . . . . . . . . . . . .  3
     Bt Technology . . . . . . . . . . . . . . . . . . . . . .  3
     Business Day. . . . . . . . . . . . . . . . . . . . . . .  3
     Closing . . . . . . . . . . . . . . . . . . . . . . . . .  3
     Commission. . . . . . . . . . . . . . . . . . . . . . . .  3
     Common Stock. . . . . . . . . . . . . . . . . . . . . . .  3
     Control Securities. . . . . . . . . . . . . . . . . . . .  3
     Ecogen. . . . . . . . . . . . . . . . . . . . . . . . . .  3
     Ecogen Securities . . . . . . . . . . . . . . . . . . . .  3
     Exchange Act. . . . . . . . . . . . . . . . . . . . . . .  3
     Financial Statements. . . . . . . . . . . . . . . . . . .  3
     hereto. . . . . . . . . . . . . . . . . . . . . . . . . .  4
     Holder. . . . . . . . . . . . . . . . . . . . . . . . . .  4
     HSR . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
     Indebtedness. . . . . . . . . . . . . . . . . . . . . . .  4
     Indemnified Party . . . . . . . . . . . . . . . . . . . .  4
     Indemnifying Party. . . . . . . . . . . . . . . . . . . .  4
     knowledge . . . . . . . . . . . . . . . . . . . . . . . .  4
     Monsanto. . . . . . . . . . . . . . . . . . . . . . . . .  4
     Other Selling Stockholders. . . . . . . . . . . . . . . .  5
     Person. . . . . . . . . . . . . . . . . . . . . . . . . .  5
     Preliminary Prospectus. . . . . . . . . . . . . . . . . .  5
     Pre-Offering Percentage . . . . . . . . . . . . . . . . .  5
     Price Per Share . . . . . . . . . . . . . . . . . . . . .  5
     Prospectus. . . . . . . . . . . . . . . . . . . . . . . .  5
     Proxy Statements. . . . . . . . . . . . . . . . . . . . .  5
     Purchase Price. . . . . . . . . . . . . . . . . . . . . .  5
     Purchased Shares. . . . . . . . . . . . . . . . . . . . .  6
     Register. . . . . . . . . . . . . . . . . . . . . . . . .  6
     Registration Statement. . . . . . . . . . . . . . . . . .  6
     Registrable Securities. . . . . . . . . . . . . . . . . .  6
     Registration Expenses . . . . . . . . . . . . . . . . . .  6
     Requesting Holder . . . . . . . . . . . . . . . . . . . .  6
     Research and Development Agreement. . . . . . . . . . . .  7
     Restricted Payments . . . . . . . . . . . . . . . . . . .  7
     Restricted Securities . . . . . . . . . . . . . . . . . .  7

                                    i

     SEC Documents . . . . . . . . . . . . . . . . . . . . . .  7
     Securities Act. . . . . . . . . . . . . . . . . . . . . .  7
     Selling Expenses. . . . . . . . . . . . . . . . . . . . .  7
     Special Proxy Statement . . . . . . . . . . . . . . . . .  7
     Subsidiary. . . . . . . . . . . . . . . . . . . . . . . .  7
     13D Group . . . . . . . . . . . . . . . . . . . . . . . .  8
     Unaudited Balance Sheet . . . . . . . . . . . . . . . . .  8
     Unaudited Financial Statements. . . . . . . . . . . . . .  8

ARTICLE II.  PURCHASE AND SALE OF COMMON STOCK
     2.1  Common Stock . . . . . . . . . . . . . . . . . . . .  8
     2.2  Purchase Price . . . . . . . . . . . . . . . . . . .  8
     2.3  Stock Certificate. . . . . . . . . . . . . . . . . .  9
     2.4  Closing. . . . . . . . . . . . . . . . . . . . . . .  9

ARTICLE III.  REPRESENTATIONS AND WARRANTIES
     3.1  Organization, Subsidiaries . . . . . . . . . . . . . 10
     3.2  Authorization and Binding Effect . . . . . . . . . . 11
     3.3  Consolidated Financial Statements: Other
          Information. . . . . . . . . . . . . . . . . . . . . 12
     3.4  Litigation . . . . . . . . . . . . . . . . . . . . . 13
     3.5  Material Contracts . . . . . . . . . . . . . . . . . 14
     3.6  Taxes. . . . . . . . . . . . . . . . . . . . . . . . 14
     3.7  Capitalization . . . . . . . . . . . . . . . . . . . 15
     3.8  Compliance With Instruments, Laws; Governmental
          Authorizations . . . . . . . . . . . . . . . . . . . 16
     3.9  Patents and Technology Rights. . . . . . . . . . . . 17
     3.10 Certain Transactions . . . . . . . . . . . . . . . . 17
     3.11 Absence of Changes . . . . . . . . . . . . . . . . . 18
     3.12 Restrictions on Personnel. . . . . . . . . . . . . . 19
     3.13 Certain Payments . . . . . . . . . . . . . . . . . . 19
     3.14 Disclosure . . . . . . . . . . . . . . . . . . . . . 20
     3.15 Brokers. . . . . . . . . . . . . . . . . . . . . . . 20

ARTICLE IV.   CONDITIONS PRECEDENT TO PURCHASE AND SALE OF
          COMMON STOCK
     (a)  Opinion of Counsel . . . . . . . . . . . . . . . . . 20
     (b)  Representations and Warranties True and Correct. . . 21
     (c)  Closing Certificates . . . . . . . . . . . . . . . . 21
     (d)  Proceedings Satisfactory to Monsanto . . . . . . . . 21
     (e)  Approvals. . . . . . . . . . . . . . . . . . . . . . 21

ARTICLE V.    RIGHT OF FIRST REFUSAL AND LIMITATIONS ON
          OWNERSHIP
     5.1  Right of First Refusal . . . . . . . . . . . . . . . 24
     5.2  Private Offering . . . . . . . . . . . . . . . . . . 24
     5.3  Public Offering. . . . . . . . . . . . . . . . . . . 25
     5.4  Limitations. . . . . . . . . . . . . . . . . . . . . 26
     5.5  Limitations on Monsanto's Ownership. . . . . . . . . 26

                                    ii

ARTICLE VI.   LIMITATION ON TRANSFER
     6.1  Limitation on Transfer . . . . . . . . . . . . . . . 28

ARTICLE VII.  REGISTRATION RIGHTS
     7.1  Requested Registration . . . . . . . . . . . . . . . 28
     7.2  Ecogen Registration. . . . . . . . . . . . . . . . . 32
     7.3  Expenses of Registration . . . . . . . . . . . . . . 34
     7.4  Registration Procedures. . . . . . . . . . . . . . . 34
     7.5  Indemnification. . . . . . . . . . . . . . . . . . . 36
     7.6  Information by Holder. . . . . . . . . . . . . . . . 38
     7.7  Rule 144 Reporting . . . . . . . . . . . . . . . . . 39
     7.8  Transfer of Registration Rights. . . . . . . . . . . 39
     7.9  Limitations on Subsequent Registration Rights. . . . 40
     7.10 "Market Stand-off" Agreement . . . . . . . . . . . . 40
     7.11 Termination of Registration Rights . . . . . . . . . 40

ARTICLE VIII. REPRESENTATIONS OF MONSANTO
     8.1  Investment Purpose . . . . . . . . . . . . . . . . . 41
     8.2  Accredited Investor. . . . . . . . . . . . . . . . . 41
     8.3  Access to Information. . . . . . . . . . . . . . . . 41
     8.4  Due Diligence. . . . . . . . . . . . . . . . . . . . 41
     8.5  Restricted Securities. . . . . . . . . . . . . . . . 41
     8.6  Exemption Reliance . . . . . . . . . . . . . . . . . 42
     8.7  Authorization and Binding Effect . . . . . . . . . . 42
     8.8  Brokers. . . . . . . . . . . . . . . . . . . . . . . 42
     8.9  Stock Legend . . . . . . . . . . . . . . . . . . . . 42

ARTICLE IX.   MISCELLANEOUS
     9.1  Survival of Representations and Warranties . . . . . 43
     9.2  Assignment . . . . . . . . . . . . . . . . . . . . . 43
     9.3  Notice . . . . . . . . . . . . . . . . . . . . . . . 43
     9.4  Governing Law. . . . . . . . . . . . . . . . . . . . 44
     9.5  Validity of Agreement. . . . . . . . . . . . . . . . 45
     9.6  Waiver . . . . . . . . . . . . . . . . . . . . . . . 45
     9.7  Entire Agreement . . . . . . . . . . . . . . . . . . 45
     9.8  Headings and References; Incorporation of
          Schedules. . . . . . . . . . . . . . . . . . . . . . 45
     9.9  Counterparts . . . . . . . . . . . . . . . . . . . . 46
     9.10 No Presumption Against Drafter, Qualifications on
          Schedules. . . . . . . . . . . . . . . . . . . . . . 46

Schedule and Exhibits
---------------------

Schedule 3.1        Subsidiaries
Schedule 3.4        Litigation
Schedule 3.7        Outstanding Options, Warrants or other Rights
Schedule 3.9        Patents, Trademarks and Technology Rights
Schedule 3.11       Absence of Changes
Exhibit 3.3(d)      Unaudited Balance Sheet
Exhibit 4.1(a)      Form of Opinion of Ecogen's Counsel

                      INVESTMENT AGREEMENT


     This Investment Agreement is made as of the 24th day of January, 1996 by and between MONSANTO COMPANY, a Delaware corporation with its general offices at 800 North Lindbergh Blvd., St. Louis, Missouri 63167 ("Monsanto"), and ECOGEN INC., a Delaware corporation with its general offices at 2005 Cabot Boulevard West, Langhorne PA 19047 ("Ecogen").

                            RECITALS
                            --------

     1. Ecogen is engaged, among other things, in activities to develop and commercialize certain valuable Bacillus thuringiensis
("Bt") technology and owns or controls certain patents and patent applications related thereto.

     2. Pursuant to a Technology Assignment Agreement dated as of the date hereof among Monsanto, Ecogen, and Ecogen-Bio Inc., a Delaware corporation ("Ecogen-Bio"), (the "Assignment Agreement"), Monsanto will purchase from Ecogen and Ecogen-Bio certain technology and other rights relating to the Bt technology of Ecogen and Ecogen-Bio including, without limitation, (a) certain of Ecogen's Bt strain library, (b) certain of Ecogen's crystal protein gene library, (c) certain of Ecogen's intellectual property rights regarding protein engineering of Bt crystal proteins, including, without limitation, certain patents and patent applications, (d) certain of Ecogen's intellectual property rights associated with the Bt strains and genes being sold to Monsanto, including, without limitation, certain patents and patent applications, and (e) research records relating to the foregoing as set forth in the Assignment Agreement.

     3. Pursuant to a Research and Development Agreement dated as of the date hereof between Monsanto and Ecogen (the "Research and Development Agreement"), Ecogen will perform research and development on the Bt Technology.

     4. Monsanto desires to invest in Ecogen to provide capital to fund (a) research and development on the Bt Technology and (b) other general corporate purposes.

     NOW THEREFORE, in consideration of the promises and mutual covenants contained herein, the parties agree as follows:

                           ARTICLE I.

                           DEFINITIONS
                           -----------

     As used in this Agreement, the following terms shall have the meanings specified below:

          "Affiliate" with respect to a specified Person is
           ---------
another Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the specified Person. For purposes of this definition, the term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agreement" shall mean this Investment Agreement, as
           ---------
amended from time to time.

          "Annual Proxy Statement" has the meaning set forth in
           ----------------------
Section 3.3(c) hereof.

          "Assignment Agreement" has the meaning set forth in the
           --------------------
Recitals hereto.

          "Audited Financial Statements" has the meaning set
           ----------------------------
forth in Section 3.3(a) hereof.

          "Balance Sheet" shall mean the October 31, 1994 balance
           -------------
sheet of Ecogen.

          "Balance Sheet Date" shall mean October 31, 1994.
           ------------------

          "Bt Technology" shall have the meaning set forth in the
           -------------
Assignment Agreement.

          "Business Day" shall mean any day of the week except
           ------------
Saturday, Sunday and any legal holiday observed by a national banking association or one of the parties.

          "Closing" shall mean the closing of the transactions
           -------
contemplated by this Agreement.

          "Commission" shall mean the Securities and Exchange
           ----------
Commission, or any other federal agency at the time administering the Securities Act.

          "Common Stock" shall mean the shares of common stock,
           ------------
par value $.01 of Ecogen.

          "Control Securities" means securities of Ecogen, other
           ------------------
than Restricted Securities, owned by a Holder at the time such Holder would be deemed to be an Affiliate of Ecogen.

          "Corporate Approval" shall have the meaning set forth
           ------------------
in Section 3.2.

          "Ecogen" shall mean Ecogen Inc., a Delaware
           ------
corporation.

          "Ecogen Securities" has the meaning set forth in
           -----------------
Section 5.1 hereof.

          "Exchange Act" shall mean the Securities Exchange Act
           ------------
of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

          "Financial Statements" has the meaning set forth in
           --------------------
Section 3.3(b) hereof.

          "hereto", "hereunder", "herein", "hereof" and the like
           ------    ---------    ------    ------
mean and refer to this Agreement as a whole and not merely to the specific article, section, paragraph or clause in which the respective word appears.

          "Holder" means Monsanto and, subject to Section 7.8
           ------
hereof, any subsequent holder of outstanding shares of the Common
Stock purchased under the terms of this Agreement.

          "HSR" has the meaning set forth in Section 4.1(e)
           ---
hereof.

          "Indebtedness" of any Person shall mean all obligations
           ------------
of such Person which in accordance with generally accepted accounting principles are normally classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include all (a) obligations of such Person for borrowed money or which have been incurred in connection with the acquisition of property, assets or services, (b) obligations secured by any lien or other charge upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (c) obligations created or arising under any conditional sale, or other title retention agreement with respect to property where remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property and (d) capitalized rentals.

          "Indemnified Party" has the meaning set forth in
           -----------------
Section 7.5(c) hereof.

          "Indemnifying Party" has the meaning set forth in
           ------------------
Section 7.5(c) hereof.

          "Knowledge" with respect to Ecogen means the actual
           ---------
knowledge of an officer of Ecogen.

          "Monsanto" shall mean Monsanto Company, a Delaware
           --------
corporation.

          "Other Selling Stockholders" has the meaning set forth
           --------------------------
in Section 7.1(c) hereof.

          "Person" shall mean a corporation, association,
           ------
partnership, limited liability company, individual, trust, unincorporated organization, a government agency or political subdivision thereof, or any other entity.

          "Preliminary Prospectus" means a preliminary prospectus
           ----------------------
as contemplated by Rule 430 or 430A under the Securities Act included at any time in a Registration Statement.

          "Pre-Offering Percentage" has the meaning set forth in
           -----------------------
Section 5.1 hereof.

          "Price Per Share" has the meaning set forth in Section
           ---------------
2.2.

          "Prospectus" means (i) a prospectus as first filed with
           ----------
the Commission pursuant to Rule 424(b) under the Securities Act or, (ii) if no such filing is required, the form of final prospectus included in a Registration Statement at the effective date thereof or (iii) if a Term Sheet or Abbreviated Term Sheet (as such terms are defined in Rule 434(b) and 434(c), respectively, under the Securities Act) is filed with the Commission pursuant to Rule 424(b)(7) under the Securities Act, the Term Sheet or Abbreviated Term Sheet and the last Preliminary Prospectus filed with the Commission prior to the time the Registration Statement became effective, taken together (including, in each case, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities
Act), together with any supplement to any of the foregoing.

          "Proxy Statements" has the meaning set forth in
           ----------------
Section 3.3(e) hereof.

          "Purchase Price" has the meaning set forth in
           --------------
Section 2.2 hereof.

          "Purchased Shares" shall mean the shares of Common
           ----------------
Stock of Ecogen issued to Monsanto pursuant to this Agreement in an amount equal to the nearest whole number derived by dividing
(a) the Purchase Price by (b) the Price Per Share.

          "Register", "Registered" and "Registration", whether or
           --------    ----------       ------------
not capitalized, mean and refer to a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such Registration Statement.

          "Registration Statement" means any registration
           ----------------------
statement of Ecogen filed under the Securities Act which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus relating thereto and all amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated or deemed to be incorporated by reference in such registration statement.

          "Registrable Securities" means shares of Common Stock
           ----------------------
and all such other securities of Ecogen acquired by Monsanto and any subsequent Holder.

          "Registration Expenses" means all expenses incurred by
           ---------------------
Ecogen in compliance with Article VII, including, without limitation, all registration fees, qualification fees, filing fees, advertising and road show expenses (excluding advertising and road show expenses incurred by a Holder), printing expenses, escrow fees, fees and disbursements of counsel for Ecogen, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of Ecogen, which shall be paid in any event by Ecogen).

          "Requesting Holder" means a Holder requesting any
           -----------------
registration pursuant to Section 7.1 hereof.

          "Research and Development Agreement" shall have the
           ----------------------------------
meaning set forth in the Recitals hereto.

          "Restricted Payments" shall mean dividends or other
           -------------------
distributions in respect of the stock of Ecogen or any Subsidiary (except intercorporate dividends and dividends payable solely in stock of Ecogen) and purchases, redemptions and other acquisitions, direct or indirect, of stock of Ecogen or any Subsidiary.

          "Restricted Securities" means the securities of Ecogen
           ---------------------
acquired by a Holder from Ecogen or an Affiliate of Ecogen otherwise than pursuant to a public offering.

          "Reverse Stock Split" shall mean a one-for-five reverse
           -------------------
stock split of the outstanding shares of Common Stock of Ecogen which stock split is the subject of a special proxy statement prepared in connection with a stockholders' meeting called on January 29, 1996.

          "SEC Documents" has the meaning set forth in
           -------------
Section 3.3 hereof.

          "Securities Act" shall mean the Securities Act of 1933,
           --------------
as amended, or any similar Federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

          "Selling Expenses" means all underwriting discounts and
           ----------------
selling commissions applicable to the sale of Registrable
Securities.

          "Special Proxy Statement" has the meaning set forth in
           -----------------------
Section 3.3(e) hereof.

          "Subsidiary" shall mean a subsidiary more than 50
           ----------
percent of whose outstanding securities representing the right, other than as affected by events of default, to vote for the election of directors, is owned by the applicable party and/or one or more of such party's other majority-owned Subsidiaries. Subsidiaries of Ecogen shall also include the entities set forth in Schedule 3.1 hereto.

          "13D Group" has the meaning set forth in Section 5.5
           ---------
hereof.

          "Unaudited Balance Sheet" has the meaning set forth in
           -----------------------
Section 3.3(d) hereof.

          "Unaudited Financial Statements" has the meaning set
           ------------------------------
forth in Section 3.3(b) hereof.


                           ARTICLE II.

                PURCHASE AND SALE OF COMMON STOCK
                ---------------------------------

          2.1  Common Stock.  Subject to the terms and conditions
               ------------
set forth in this Agreement Ecogen will issue and sell, and Monsanto will purchase the Purchased Shares. On the Closing Date, Ecogen will issue and sell, and Monsanto will purchase 3,450,000 of the Purchased Shares at the Price Per Share. From time to time after the Closing and subject to the provisions of
Section 2.4(b), Ecogen will issue and sell, and Monsanto will purchase, the remainder of the Purchased Shares; provided that after July 31, 1996, Monsanto shall have no further obligation to purchase any of the Purchased Shares then unpurchased.

          2.2  Purchase Price.  The aggregate purchase price of
               --------------
the Purchased Shares shall be $10,000,000 United States dollars (the "Purchase Price") payable in increments with respect to the shares being purchased by Monsanto at the Closing or on any subsequent date pursuant to Section 2.4(b) thereafter. The Purchase Price shall be paid in immediately available funds by bank wire transfer to the account designated by Ecogen. The price per share shall be the greater of (a) $2.12 or (b) 85% of the average of the last reported sales price of Ecogen's common stock on the NASDAQ National Market on each of the last sixty
(60) trading days immediately preceding January 24, 1996 (the "Price Per Share"), provided, however, in the event that the Closing shall occur after the effective date of the Reverse Stock Split, the Price Per Share shall be adjusted to reflect the Reverse Stock Split. For purposes of this Section 2.2, a "trading day" shall mean a day that the NASDAQ National Market is open for trading. The aggregate number of Purchased Shares shall be the number, rounded to the nearest whole number, determined by dividing the Purchase Price by the Price Per Share.

          2.3  Stock Certificate.  At the Closing, and upon each
               -----------------
subsequent purchase thereafter, and upon payment of the Purchase Price with respect to Purchased Shares then purchased, Ecogen shall deliver to Monsanto a stock certificate or certificates in the name of Monsanto representing the number of shares of Common Stock then purchased by Monsanto.

          2.4  Closing.
               -------

               (a) The Closing of this Agreement (the "Closing") shall take place on January 24, 1996 at 10:00 a.m. EST provided all of the conditions to Closing stated in Article IV of this Agreement have been satisfied or waived on or before such date; provided further, however, that Monsanto and Ecogen each acknowledge that the Closing will occur prior to the effective date of the Reverse Stock Split and that Ecogen will not have sufficient authorized and unreserved shares of Common Stock to issue all of the Purchased Shares. Accordingly, at the Closing Ecogen will issue and sell, and Monsanto will purchase, 3,450,000 of the Purchased Shares. In the event that all of the conditions to Closing stated in Article IV of this Agreement shall not have been satisfied or waived on or before January 24, 1996, such Closing shall take place as soon as practicable (but not later than the third Business Day) after the satisfaction or waiver of such conditions and in no event later than July 31, 1996. Monsanto and Ecogen shall use their best efforts to cause the satisfaction of such conditions. If such conditions of Closing have not been satisfied or waived, and if Closing shall not have occurred, on or before July 31, 1996, then this Agreement shall be terminated. The Closing shall take place at the offices of Ecogen or such other place as the parties may agree.

               (b) The remaining number of Purchased Shares not purchased pursuant to Section 2.4(a) (the "Additional Shares") shall be issued and sold by Ecogen and purchased and paid for by Monsanto immediately following the special stockholders' meeting called on January 29, 1996, provided that the Reverse Stock Split is approved by the stockholders of Ecogen at such meeting. The purchase price per share for such Additional Shares shall be the Per Share Price determined pursuant to Section 2.2. Monsanto's obligation to purchase the Additional Shares shall be subject to the prior Closing of the transactions contemplated under this Agreement pursuant to Section 2.4(a), to the delivery by Ecogen to Monsanto of a certificate in the name of Monsanto for such Additional Shares, and to the representations and warranties contained in Sections 3.1 and 3.2 being true on such date as if made on such date or to receipt of an opinion of counsel of Ecogen reasonably acceptable to Monsanto to the effect that such Additional Shares are duly authorized and validly issued. If the Reverse Stock Split is not approved by the stockholders of Ecogen, the Additional Shares shall be issued and sold by Ecogen and purchased and paid for by Monsanto from time to time, as shares become available or authorized for issuance and upon at least five (5) days prior notice, in increments of at least 50,000 shares, subject to the conditions set forth in the prior sentence; provided, however, that Monsanto shall have no obligation to purchase any Additional Shares after July 31, 1996.


                          ARTICLE III.

                 REPRESENTATIONS AND WARRANTIES
                 ------------------------------

     In order to induce Monsanto to purchase the Purchased Shares described in Article II, Ecogen represents and warrants to Monsanto as follows:

          3.1  Organization, Subsidiaries.  Ecogen is a
               --------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to carry on its business as now conducted and as proposed to be conducted and to own or lease and operate its properties. Ecogen's only Subsidiaries are set forth on Schedule 3.1 hereto. Each Subsidiary is duly organized,
   ------------
validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all necessary power and authority to carry on its business as now conducted and as proposed to be conducted and to own, lease and operate its properties. Except as set forth in Schedule
                                    --------

3.1 hereof, Ecogen either directly, or indirectly through the
---
Subsidiaries, owns all of the issued and outstanding stock of each of its Subsidiaries free and clear of all liens, claims, security interests or encumbrances. Ecogen and its Subsidiaries are duly licensed or qualified to do business and are in good standing in every jurisdiction in which the nature of its business or the ownership of their properties require such qualification except where such failure to so qualify would not have a material adverse effect on the business of Ecogen. Except for cash equivalents and marketable securities held for investment purposes, Ecogen does not control, or have any contract or commitment to own or control, any capital stock, bonds or other securities of, and does not have a proprietary interest in, any Person other than the Subsidiaries. Ecogen and each of its Subsidiaries have delivered to Monsanto complete and correct copies of their Certificates of Incorporation and By-Laws as amended and in effect on the date hereof.

          3.2  Authorization and Binding Effect.  The execution
               --------------------------------
and delivery of this Agreement and the performance by Ecogen of its obligations hereunder are within Ecogen's corporate power, have been duly authorized by proper corporate action on the part of Ecogen, are not in violation of, or constitute a default under any applicable existing law, rule or regulation of any governmental agency or authority, any order or decision of any court, the Certificate of Incorporation or By-Laws of Ecogen or the terms of any agreement, restriction or undertaking to which Ecogen is a party or by which it is bound, except violations or defaults which would not, individually or in the aggregate, have a material adverse effect on Ecogen, and do not require the approval or consent of the shareholders of Ecogen, any governmental body, agency or authority or any other person or entity that has not been obtained; except (i) the filing of any notice subsequent to Closing which may be required by applicable state or federal securities laws and (ii) stockholder approval required for the Reverse Stock Split or other corporate action necessary to increase the number of shares of Common Stock available for issuance under the Agreement if the Reverse Stock Split is not approved ("Corporate Approval").

          3.3  Consolidated Financial Statements: Other
               ----------------------------------------
Information.  Ecogen has previously delivered to Monsanto true,
-----------
accurate and complete copies of the following documents, includ-ing, the exhibits and schedules thereto:

               (a) Annual Report on Form 10-K for the transition period ended October 31, 1994, as filed with the Commission, which contains the audited consolidated balance sheets of Ecogen as of December 31, 1993, and October 31, 1994, and audited consolidated statements of operations, cash flows and stockholders' equity for the years ended December 31, 1992 and 1993 and the ten (10) months ended October 31, 1994, certified by KPMG Peat Marwick LLP and heretofore furnished to Monsanto (together the "Audited Financial Statements");

               (b) Quarterly Reports on Form 10-Q for the three months ended January 31, 1995, April 30, 1995 and July 31, 1995, as filed with the Commission (the "Unaudited Financial
Statements" and, together with the Audited Financial Statements, the "Financial Statements");

               (c) Proxy statement in definitive form for its 1995 annual meeting of stockholders as filed with the Commission
(the "Annual Proxy Statement");

               (d)  Unaudited Consolidated Balance Sheet, dated
October 31, 1995 (the "Unaudited Balance Sheet") attached hereto as Exhibit 3.3(d); and

               (e) Proxy Statement in definitive form for a Special Meeting of Shareholders scheduled for January 29, 1996
(the "Special Proxy Statement" and, together with the Annual
Proxy Statement, the "Proxy Statements").

     Except for Current Reports on Form 8-K dated November 7,
1995 and November 24, 1995 and the Special Proxy Statement dated December 18, 1995, Ecogen has filed no other reports or registration statements with the Commission since July 31, 1995. Since January 1, 1994, Ecogen has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the requirements of the Exchange Act and the Securities Act, including, without limitation, all of the documents listed in paragraphs (a), (b), (c) and (e) above (all of the foregoing filed prior to the date hereof being hereinafter referred to as the "SEC Documents"). Ecogen has delivered to Monsanto true and complete copies of the SEC Documents. As of their respective dates, the SEC Documents (as the same may have been amended) complied in all material respects with the requirements of the Exchange Act and the Securities Act and the rules and regulations of the Commission promulgated thereunder applicable to such SEC Documents, and, as of their respective dates, none of the SEC Documents (when read together with all exhibits included therein and financial statement schedules thereto and documents incorporated by reference) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Financial Statements were prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved except as may be otherwise indicated in such financial statements or the notes thereto, and are correct and complete and fairly present in all material respects the consolidated financial condition of Ecogen and its Subsidiaries, as of those dates and the results of their operations for the periods then ended.

          3.4  Litigation.    Except as set forth in Ecogen's
               ----------
October 31, 1994 Annual Report on Form 10-K and in Ecogen's Quarterly Reports on Form 10-Q provided to Monsanto pursuant to
Section 3.3(b) and except as disclosed on Schedule 3.4 hereto,
                                          ------------
there are no judicial or administrative actions, suits, proceedings or investigations pending or, to the best of Ecogen's knowledge, threatened against Ecogen or any of its Subsidiaries or which question the validity of this Agreement or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement, and to the best of Ecogen's knowledge, no facts exist which would constitute a basis for any such action, suit, proceeding or investigation, which if concluded adversely against Ecogen would have a materially adverse effect on the business or financial condition of Ecogen and its Subsidiaries taken as a whole.

          3.5  Material Contracts.  The contracts listed as
               ------------------
Exhibits 10.1 - 10.119 on the list of exhibits under Part IV,
Item 14(a)(3) of the October 31, 1994 Form 10-K, and filed (or incorporated by reference) as Exhibits 10.1 - 10.119 to the October 31, 1994 Form 10-K, were all of the contracts required to be listed pursuant to the Commission's instructions for the completion of Form 10-K and filed as exhibits pursuant to Item 601(b)(10) of the Commission's Regulation S-K. Except as disclosed in Ecogen's January 31, 1995, April 30, 1995 or July 31, 1995 Form 10-Q and in Ecogen's Current Reports on Form 8-K dated November 7, 1995 and November 24, 1995, neither Ecogen nor any of its Subsidiaries has entered into any contract since October 31, 1994 which is required to be filed as an exhibit to a quarterly report on Form 10-Q or an annual report on Form 10-K. All of those contracts filed as exhibits to the October 31, 1994 Form 10-K or disclosed in Ecogen's January 31, 1995, April 30, 1995 or July 31, 1995 Form 10-Q or in Ecogen's Current Reports on Form 8-K dated November 7, 1995 and November 24, 1995 which are material to the business and operations of Ecogen as presently conducted are in full force and effect and, to the best of Ecogen's knowledge, all parties to such contracts have performed in all material respects all obligations required to be performed by them to date, are not in default and do not have a right of rescission. Neither Ecogen nor any of its Subsidiaries has any outstanding powers of attorney, except routine powers of attorney relating to representation before governmental agencies or given in connection with qualification to conduct business in another jurisdiction. No employees of Ecogen or any of its Subsidiaries are covered by any collective bargaining agreement.

          3.6  Taxes.  Ecogen and each of its Subsidiaries has
               -----
filed when due all federal, state and local income and other tax returns, reports and declarations which are required to have been filed by it and has, to the best of Ecogen's knowledge, paid all taxes which have become due pursuant thereto and all other taxes, assessments and other governmental charges imposed by law upon it or any of its properties, assets, income, receipts, payrolls, transactions, capital, net worth or franchises other than those not delinquent except where the failure to file or pay would not have a material adverse effect on the business of Ecogen. All such tax returns are complete and correct in all material respects as filed. To the best of Ecogen's knowledge, there is no tax lien upon any property or asset of Ecogen, whether owned or leased, except for liens for taxes not yet payable and liens which do not have a material adverse effect on the business of Ecogen. To the extent that tax liabilities have accrued on or before the Balance Sheet Date but have not become payable, to the best of Ecogen's knowledge, they have been adequately reflected as liabilities on the Balance Sheet and adequate provision for payment thereof has been made. There have been no examinations by any state or federal taxing authority of the books and financial statements of Ecogen or any of its Subsidiaries. The accruals and reserves for federal, state or local taxes, as shown on the Balance Sheet are adequate in the opinion of Ecogen. Neither Ecogen nor any of its Subsidiaries has granted any waiver of any statute of limitation with respect to, or any extension of a period for the assessment of, any federal, state or local tax. To the best of Ecogen's knowledge, Ecogen has withheld and duly paid to the appropriate governmental authority all taxes required to be withheld by it pursuant to any ordinance, statute or other law except where the failure to withhold or pay would not have a material adverse effect on the business of Ecogen.

          3.7  Capitalization.  Prior to the Reverse Stock Split,
               --------------
the authorized capital stock of Ecogen consists of (i) 42,000,000 shares of common stock, par value $.01 per share, of which 29,996,287 shares were issued and outstanding at December 8,
1995, and no additional shares have subsequently been issued except upon exercise of options, warrants or convertible securities outstanding as of December 8, 1995; and (ii) 7,500,000 shares of preferred stock, par value $.01 per share, issuable in series, of which 350,000 shares have been designated Series B convertible preferred stock and 23,334 shares of which are issued and outstanding at December 8, 1995, and of which 160,000 shares have been designated Series C Convertible Preferred Stock, and 122,000 shares of which are issued and outstanding as of
December 8, 1995. After the consummation of the reverse stock split described in the Special Proxy Statement, the authorized capital stock of Ecogen will consist of (i) 42,000,000 shares of common stock, par value $.01 per share of which approximately 5,990,000 shall be issued and outstanding; and (ii) 7,500,000 shares of preferred stock, par value $.01 per share with no change in the designated preferred or the issued and outstanding shares of preferred stock. The issued and outstanding shares of Ecogen have been duly and validly issued and are fully paid and nonassessable, and the Purchased Shares, when issued, will be duly and validly issued and fully paid and nonassessable. Except for 180,778 shares of common stock, Ecogen holds no shares of its common stock or preferred stock in its treasury. Except as disclosed in Schedule 3.7, there are no outstanding options,
             ------------
warrants or other rights in existence, other than under this Agreement and under the Warrant Agreement dated as of November 2, 1995 between Monsanto and Ecogen, to acquire from Ecogen any of its shares of capital stock. Since the Balance Sheet Date there have been no dividends, Restricted Payments or other distributions declared or paid in respect of the shares of capital stock of Ecogen.

          3.8  Compliance With Instruments, Laws; Governmental
               -----------------------------------------------
Authorizations.  Neither Ecogen nor any of its Subsidiaries is
--------------
(i) in violation of any term or provision of its Certificate of Incorporation or By-Laws or, to the best of Ecogen's knowledge, any governmental license or permit; (ii) in violation or default under any material contract, agreement or other instrument; or
(iii) in violation of any statute, law, ordinance, rule, regulation, judgment, order, decree, permit, concession, grant, franchise, license or other governmental authorization or approval which is material to its business or operations. All material permits, concessions, grants, franchises, licenses and other governmental authorizations and approvals necessary for the conduct of the business of Ecogen and its Subsidiaries have been duly obtained and are in full force and effect, and there are no proceedings pending or, to the best of Ecogen's knowledge, threatened which may result in the revocation, cancellation or suspension, or any adverse modification, of any permit, concession, grant, franchise, license or other governmental authorization which would have a material adverse effect on the business or financial condition of Ecogen and its Subsidiaries taken on a whole. There have been no citations, fines or penalties heretofore assessed against Ecogen or any of its Subsidiaries and, to the best of Ecogen's knowledge, Ecogen and each of its Subsidiaries have complied with in all material respects any and all federal, state or local laws, including but not limited to laws relating to air or water pollution, solid waste disposal or other environmental protection matters, or relating to occupation, health or safety, and no such citations, fines or penalties have been assessed or, to the best of Ecogen's knowledge, have been threatened since the Balance Sheet Date or are now being threatened. There exists no default nor has any act or omission occurred which, with the giving of notice or the passage of time, would constitute a default under the provisions of any instrument evidencing Indebtedness or liability or any agreement relating thereto or any other agreement or instrument to which Ecogen is a party, and which would have a material adverse effect on the business or financial condition of Ecogen.

          3.9  Patents and Technology Rights.
               -----------------------------

               (a) Except as set forth in Schedule 3.9 hereof and except with respect to bioinsecticide product supply, manufacturing, distributor and marketing agreements to which Ecogen is a party, to the best of Ecogen's Knowledge, Ecogen and its Subsidiaries and their successors and assigns have a right
(1) to practice all processes and process steps as now practiced or planned to be practiced by Ecogen and its Subsidiaries, and
(2) to make, use and sell throughout the world, products now made, used or sold or planned to be made, used or sold by Ecogen and its Subsidiaries without substantial risk of infringement of any right, interest, or patent of any third party.

               (b) Ecogen and each of its Subsidiaries owns and possesses, or is licensed or is otherwise entitled to use, all patents, trademarks, copyrights and such pending applications therefor and trade secrets, technologies, know-how, processes and other proprietary rights necessary for conducting its business operations; provided, however, that certain intellectual property rights will be sold by Ecogen to Monsanto pursuant to the Assignment Agreement.

               (c) Except as set forth in Schedule 3.9 hereof, to the best of Ecogen's Knowledge, there exists no contest, litigation, infringement, fraud, misappropriation, or misuse by Ecogen, pending or threatened in respect of, any patent or application therefor, or any license or agreement of a third party which is necessary for the conduct of Ecogen's business or the business of any of its Subsidiaries.

          3.10 Certain Transactions.  No Affiliate of Ecogen that
               --------------------
is not a Subsidiary of Ecogen owns or controls, directly or indirectly, in whole or in part, any property, asset or right, tangible or intangible (including but not limited to, any patent, trademark, service mark, trade name, brand name, copyright, or pending application for any patent, trademark, service mark, or copyright, invention, process, know-how, formula, design or trade secret), which Ecogen or any of its Subsidiaries is presently operating or using or the use of which is necessary for its business.

          3.11 Absence of Changes.   Since the Balance Sheet
               ------------------
Date, except as disclosed on Ecogen's January 31, 1995, April 30, 1995 and July 31, 1995 Form 10-Qs, the Unaudited Balance Sheet, the Current Report on Form 8-K dated November 7, 1995, the Current Report on Form 8-K dated November 29, 1995, or as specified in Schedule 3.11 hereto, Ecogen and its Subsidiaries
             -------------
have not:

               (a)  undergone any changes in its condition,
properties, assets, liabilities, business or operations which are in the aggregate materially adverse except for net losses of $20,834,022 for the nine months ended July 31, 1995 and a continuation of operating losses and a liquidity position similar to that reported in the July 31, 1995 Form 10-Q;

               (b)  declared, set aside, made or paid any
Restricted Payment;

               (c) incurred any Indebtedness or issued or sold any debt securities except for Indebtedness incurred in connection with the purchase or lease of property in the ordinary course of business which in the aggregate is not materially adverse to Ecogen and Indebtedness to Monsanto;

               (d) mortgaged, pledged, licensed, sublicensed or subjected to any lien, lease, security interest or other charge or encumbrance any of its properties or assets, tangible or intangible which in the aggregate materially adversely affect the financial condition, property, assets, business, or operations of Ecogen and its Subsidiaries taken as a whole, other than liens and security interests in favor of Monsanto;

               (e)  acquired or disposed of any assets or
properties (except for common stock of Ecogen) in any transaction with any officer or director or with any shareholder owning more than 5% of the outstanding common stock except for transactions that have a value of less than $60,000;

               (f) forgiven or cancelled any debts or claims, or waived any rights having a value of more than $60,000 except in the ordinary course of business which in the aggregate is not materially adverse to Ecogen;

               (g) suffered any damage, destruction or loss (whether or not covered by insurance) which in the aggregate materially adversely affects the financial condition, properties, assets, business or operations of Ecogen and its Subsidiaries; or

               (h) incurred other than in the ordinary course of business any liability or obligation (whether absolute, accrued, contingent or otherwise), exceeding $1,000,000 other than liabilities and obligations to Monsanto.

          3.12 Restrictions on Personnel.   To the best of
               -------------------------
Ecogen's Knowledge, no officer or employee of Ecogen or any of its Subsidiaries has entered into any agreement which is now in effect with any Person other than Ecogen or its Subsidiaries (a) requiring such officer or employee to assign any interest in any invention or trade secrets developed while employed by Ecogen or any of its Subsidiaries or (b) containing any prohibition or restriction of competition or solicitation of customers which if enforced against such officer or employee would have a material adverse effect on the business or financial condition of Ecogen or any of its Subsidiaries.

          3.13 Certain Payments.  Neither the Internal Revenue
               ----------------
Service, the Commission nor any other federal, state, local or foreign government agency or entity has initiated or, to the best of Ecogen's knowledge, threatened any investigation of any payments made by Ecogen and alleged to have been of the type covered by Section 162(c) of the Internal Revenue Code.

          3.14 Disclosure.  Neither this Agreement nor any
               ----------
exhibit or schedule hereto, nor any statement, list or certificate delivered to Monsanto pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein in the context in which they were made not misleading.

          3.15 Brokers.  This Agreement was not induced or
               -------
incurred through any person, firm or corporation acting as a broker or finder, other than Len Bogner, for whose fees Ecogen shall be responsible. Ecogen agrees to hold Monsanto harmless from any loss, damage, cost or expense resulting from any claim by any person, firm or corporation based upon any such person, firm or corporation having acted as a broker or finder for Ecogen or any other Person in connection with the transactions contemplated by this Agreement, the Assignment Agreement and/or the Research and Development Agreement.


                           ARTICLE IV.

    CONDITIONS PRECEDENT TO PURCHASE AND SALE OF COMMON STOCK
    ---------------------------------------------------------


          4.1  Conditions to Monsanto Obligations.  The
               ----------------------------------
obligation of Monsanto to purchase the Purchased Shares described in Article II is subject to the satisfaction of the following conditions each of which may be waived in writing by an authorized representative of Monsanto:

               (a)  Opinion of Counsel.  Monsanto shall have
                    ------------------
received an opinion addressed to Monsanto and dated as of the Closing, of Dechert, Price & Rhoads, counsel for Ecogen, satisfactory in substance and form to Monsanto and its counsel and substantially in the form attached hereto as Exhibit 4.1(a).
                                                 --------------
In rendering such opinion, counsel may rely to the extent deemed appropriate on the certificates of officers or employees of Ecogen and of public officials as to matters of fact and authen-ticity of documents and on opinions of counsel in other states as to questions under the laws of such states.

               (b)  Representations and Warranties True and
                    ---------------------------------------
Correct. The representations and warranties in Article III hereof
-------
shall be true and correct on the date of Closing. Monsanto shall have received from the President of Ecogen an officer's certificate to the foregoing effect dated as of the Closing.

               (c)  Closing Certificates.  Monsanto shall have
                    --------------------
received copies, certified by the Secretary or Assistant Secretary of Ecogen to be true and correct and in full force and effect, of (i) the Certificate of Incorporation and By-Laws of Ecogen; (ii) resolutions of the Board of Directors of Ecogen authorizing the issuance of the Purchased Shares, the execution and delivery of this Agreement and any other documents to be executed by or on behalf of Ecogen pursuant to this Agreement; and (iii) a statement containing the names and titles of the officer or officers of Ecogen authorized to sign this Agreement and other documents required by this Agreement, together with true signatures of such officers.

               (d)  Proceedings Satisfactory to Monsanto.   All
                    ------------------------------------
proceedings taken in connection with the transaction contemplated by this Agreement and all instruments, authorizations and other documents applicable thereto shall be reasonably satisfactory in form and content to Monsanto and Monsanto shall have received copies of all such documents reasonably required by it.

               (e)  Approvals.  The pre-transaction filing and
                    ---------
waiting period requirements applicable to the transactions contemplated by this Agreement, the Assignment Agreement and the Research and Development Agreement under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended ("HSR"), shall have expired or shall have been terminated, and any necessary foreign approvals shall have been obtained, and there shall not be pending or threatened any governmental litigation or proceeding which restrains, prohibits or prevents or in the reasonable opinion of counsel presents a significant risk of restraining, prohibiting or preventing, or changing the terms of, or obtaining material damages in connection with, the transactions contemplated by this Agreement, the Assignment Agreement or the Research and Development Agreement.

               (f)  Research and Development Agreement.  Ecogen
                    ----------------------------------
shall have executed and delivered the Research and Development
Agreement.

               (g)  Assignment Agreement.  The transactions
                    --------------------
contemplated under the Assignment Agreement shall have been closed simultaneously with the Closing hereunder.

          4.2  Conditions to Ecogen's Obligation.  The obligation
               ---------------------------------
of Ecogen to sell the Purchased Shares described in Article II is subject to the satisfaction of the following conditions each of which may be waived in writing by an authorized representative of Ecogen.

               (a) At Closing, Monsanto shall have delivered the Purchase Price with respect to those Shares purchased at Closing.

               (b)  Closing Certificate.  Ecogen shall have
                    -------------------
received a Certificate, dated as of the Closing Date and executed by an officer of Monsanto to the effect that the representations and warranties of Monsanto contained in this Agreement are true and correct in all respects on and as of the Closing as though made on and as of such date.

               (c)  Representations, Warranties and Covenants.
                    -----------------------------------------

                    (i)  All representations and warranties of
     Monsanto made in this Agreement, or in any Exhibit or certificate delivered pursuant hereto shall be true and complete in all material respects on and as of the Closing Date with the same force and effect as if made on and as of that date.

                    (ii) All terms, covenants, and conditions to be complied with and performed by Monsanto on or prior to the Closing Date shall have been complied with or performed in all material respects.

               (d)  Adverse Proceedings.  No suit, action or
                    -------------------
governmental proceeding shall have been instituted or threatened against and no order, decree, or judgment of any court, agency, or other governmental authority shall have been rendered against Monsanto which it is reasonably believed would render it unlawful, as of the Closing Date, to effect the transactions contemplated by this Agreement in accordance with its terms.

               (e)  HSR Act Approval.  The applicable HSR Waiting
                    ----------------
Period shall have expired or shall have been terminated and any necessary foreign approvals shall have been obtained and there shall not be pending or threatened any governmental litigation proceeding which restrains, prohibits, or prevents or in the reasonable opinion of counsel presents a significant risk of restraining, prohibiting or preventing, or changing the terms of, or obtaining material damages in connection with the transactions contemplated by this Agreement, the Assignment Agreement or the Research and Development Agreement.

               (f)  Research and Development Agreement.  Monsanto
                    ----------------------------------
shall have executed and delivered the Research and Development
Agreement.

               (g)  Assignment Agreement.  The transactions
                    --------------------
contemplated under the Assignment Agreement shall have been closed simultaneously with the Closing hereunder.

               (h)  Senior Promissory Note.  Monsanto shall have
                    ----------------------
delivered to Ecogen, marked paid, the original of the Senior
Promissory Note dated November 2, 1995 in the face amount of $2,000,000 and payable to Monsanto.

               (i)  Security Agreement.  Monsanto shall have
                    ------------------
executed and delivered such documents required to terminate the security interest granted pursuant to the Security Agreement dated as of November 2, 1995 by and between Monsanto and Ecogen.

               (j)  Warrant Agreement.  Monsanto shall have
                    -----------------
delivered to Ecogen, marked cancelled, the original of the Warrant to Purchase Two Million Shares of Common

Stock dated November 2, 1995 granted pursuant to the Warrant
Agreement by and between Monsanto and Ecogen dated November 2, 1995.


                           ARTICLE V.

       RIGHT OF FIRST REFUSAL AND LIMITATIONS ON OWNERSHIP
       ---------------------------------------------------


          5.1  Right of First Refusal.  If during the term of the
               ----------------------
Research and Development Agreement and for 2 years following its termination Ecogen agrees to sell shares of its common stock or other voting securities ("Ecogen Securities") in a private or public offering other than (i) Ecogen Securities issued to Ecogen employees or directors pursuant to Ecogen's stock option plans, or to members of Ecogen's Scientific Advisory Board, or issued in connection with any stock options, warrants or other rights in existence as of the Closing Date, (ii) upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement, (iii) an equity investment in Ecogen by the other party to, or partner in, any license agreement, research and development agreement, distribution agreement, joint-venture or other similar corporate alliance, provided that such equity investment is made as a condition to Ecogen's good faith agreement to enter into such license agreement, research and development agreement, distribution agreement, joint-venture or other similar corporate alliance,
(iv) in connection with a merger or acquisition, or (v) to any underwriter, placement agent or financial advisor in connection with any financing or other transaction by Ecogen, and provided Monsanto still owns all of the Purchased Shares at the time of such private or public offering, Monsanto shall have the right, but not the obligation, to acquire upon the same terms and conditions applicable to such private or public offering all or any portion of such Ecogen Securities sufficient for Monsanto to maintain after the offering the same percentage of ownership of issued and outstanding Ecogen Securities that Monsanto possessed immediately prior to the offering (the "Pre-Offering Percentage").

          5.2  Private Offering.  With respect to a private
               ----------------
offering, Ecogen shall no later than five (5) Business Days after the execution of any agreement entered into in connection with such private offering notify Monsanto in writing of the proposed offering (a

"Notice") which Notice shall include the description of the securities proposed to be issued by Ecogen and specify the number, price and payment and other terms, together with any letter of intent and the final contract, if available. Monsanto shall have twenty (20) Business Days from the date of receipt of Ecogen's notice in which to advise Ecogen whether Monsanto elects to exercise its rights under Section . If Monsanto does not respond, or if Monsanto indicates that it will not exercise its rights, Monsanto shall be considered irrevocably to have waived its rights under Section 5.1 with respect to the private offering. If Monsanto timely advises Ecogen that Monsanto will exercise its rights under Section 5.1, Monsanto shall have the right to acquire all or any portion of the necessary amount of the Ecogen Securities to maintain Monsanto's Pre-Offering Percentage at the price and upon the terms (other than any registration rights which are on terms different than those
granted hereunder) specified in the Notice.   Closing shall be in
accordance with the terms of the private offering agreement, provided, however, that if such agreement provides for the payment of consideration other than cash, Monsanto shall have the right to purchase its Pre-Offering Percentage of shares for the cash equivalent amount of such other consideration. Monsanto shall make such investment representations to Ecogen and shall provide Ecogen with such other documentation at closing as is reasonably required by Ecogen to comply with applicable securities laws. The cash equivalent amount referred to above shall be determined by an independent third party reasonably agreed to by Monsanto and Ecogen (the costs and expenses of which shall be paid by Ecogen).

          5.3  Public Offering.  With respect to a public
               ---------------
offering, Ecogen shall notify Monsanto no later than five (5) Business Days after Ecogen has entered into a letter of intent with its underwriters, and shall provide Monsanto with a copy of any letter of intent with its underwriters. Monsanto shall have twenty (20) Business Days from the date of receipt of Ecogen's notice in which to advise Ecogen whether Monsanto elects to exercise its rights under Section 51. If Monsanto does not respond or if Monsanto indicates that it will not exercise its rights, Monsanto shall be considered irrevocably to have waived its rights under Section 5.1 with respect to the public offering. If Monsanto timely advises Ecogen that Monsanto desires to retain its rights under Section 5.1, then when Ecogen files a registration statement containing a preliminary prospectus with the Commission, Ecogen shall provide

Monsanto with copies of the preliminary prospectus and all subsequent amendments. Monsanto shall have twenty (20) Business Days from its receipt of the preliminary prospectus in which to exercise its rights under Section 5.1 by making an offer to acquire all or any portion of the necessary amount of Ecogen Securities to maintain Monsanto's Pre-Offering Percentage based on the price and the other terms contained in the final prospectus, except that the price to be paid by Monsanto shall be net of any underwriting discount and selling commissions. No such offer to buy shall be accepted prior to the time that the registration statement becomes effective. The registration statement shall indicate that Monsanto has anti-dilution rights to purchase Ecogen Securities on the terms offered to the public.

          5.4  Limitations.  Notwithstanding the preceding
               -----------
provisions of this Article V, Ecogen shall not be required to issue any fractional shares as a result of Monsanto's exercise of its rights under Section 5.1. Ecogen shall not be required to transfer any Ecogen Securities to Monsanto under this Article V, if to do so would result in the violation of any applicable law, rule or regulation.

          5.5  Limitations on Monsanto's Ownership.  Except for
               -----------------------------------
purchases of Ecogen Securities made in accordance with this
Article V, prior to the third anniversary of the Closing, neither Monsanto nor any of its Affiliates shall directly or indirectly acquire any Ecogen Securities (except by way of stock dividends, stock splits, or similar events affecting holders of Ecogen Securities generally) if the effect of the acquisition would be to increase the aggregate voting power in the election of directors of all Ecogen Securities owned by Monsanto and its Affiliates to more than twenty-five percent (25%) of the total combined voting power of all Ecogen Securities then outstanding; provided, however, that nothing contained in this Agreement shall be deemed to prohibit Monsanto and its Affiliates from acquiring Ecogen Securities (through open market purchases or otherwise) so long as the effect of such acquisitions does not increase the aggregate voting power in the election of directors of all Ecogen Securities owned by Monsanto and its Affiliates to more than twenty-five percent (25%) of the total combined voting power of all Ecogen Securities then outstanding. Notwithstanding the foregoing limitation:

               (a) Monsanto or any of its Affiliates may acquire an unlimited percentage of Ecogen Securities prior to the third anniversary of the Closing if any of the following events occur:

                    (i)   A tender or exchange offer is made by
     any Person or 13D Group (other than an Affiliate of or Person acting in concert with Monsanto) to acquire Ecogen Securities and/or other securities of Ecogen that, if added to the Ecogen Securities and other securities of Ecogen already owned by that Person or 13D Group, would represent more than thirty percent (30%) of the total combined voting power or profit and loss participation of all Ecogen Securities and other securities of Ecogen issued and outstanding;

                    (ii)  There is public disclosure that Ecogen
     Securities and/or other securities of Ecogen representing more than thirty percent (30%) of the total combined voting power or profit and loss participation of all Ecogen Securities and other securities of Ecogen issued and outstanding have been acquired or are proposed to be acquired by any Person or 13D Group (other than an Affiliate of or Person acting in concert with Monsanto);

                    (iii) Any Person or 13D Group (other than an Affiliate of or Person acting in concert with Monsanto) shall beneficially own Ecogen Securities representing more than thirty percent (30%) of the total combined voting power of all issued and outstanding Ecogen Securities;

                    (iv) At any election or series of elections, persons not proposed for nomination or nominated by the management of Ecogen are elected as directors of Ecogen, and together constitute fifty percent (50%) or more of Ecogen's Board of Directors; or

                    (v)   Any Person or 13D Group (other than an
     Affiliate of or Person acting in concert with Monsanto) solicits or receives valid proxies for the election of Ecogen's Board of Directors representing an aggregate of thirty percent (30%) or more of the total combined voting power of all Ecogen Securities issued and outstanding.

               (b) Neither Monsanto nor any of its Affiliates shall be required to dispose of any shares of Ecogen Securities if their aggregate percentage ownership is increased as a result of Ecogen's recapitalization or any other action taken by Ecogen.

As used herein, "13D Group" means any group of persons formed for the purpose of acquiring, holding, voting or disposing of securities that would be required under Section 13(d) of the Exchange Act and the related rules and regulations (as now in effect, and based on present legal interpretations) to file a statement on Schedule 13D or 13G with the Commission as a "person" within the meaning of Section 13(d)(3) of the Exchange Act if the group beneficially owned Ecogen Securities representing more than five percent (5%) of the total combined voting power of all Ecogen Securities then issued and outstanding.


                           ARTICLE VI.

                     LIMITATION ON TRANSFER
                     ----------------------


          6.1  Limitation on Transfer.  During the term of the
               ----------------------
Research and Development Agreement, Monsanto shall not directly or indirectly offer for sale, or transfer any Common Stock acquired by Monsanto pursuant to this Agreement. Notwithstanding the foregoing, the limitations on transfers set forth in this
Section 6.1 shall terminate upon the occurrence of an event set forth in Section 5.5(a).

                          ARTICLE VII.

                       REGISTRATION RIGHTS
                       -------------------


          7.1  Requested Registration.
               ----------------------

               (a)  Request for Registration.  Subject to Section
                    ------------------------
6.1, Holders of Registrable Securities shall have the right to request (with such requests in writing and stating the number of shares of Registrable Securities to be disposed of and the intended method of disposition of shares by such Holders) up to two (2) registrations on Form S-3 at Ecogen's expense and an unlimited number of additional registrations on Form S-3 at the selling Holder's expense, provided that a request for registration includes at least fifty percent (50%) of the aggregate Registrable Securities held on such date and (ii) the requests for additional registrations are made by Holders of at least twenty percent (20%) of the Registrable Securities, and
(iii) such Registerable Securities have an aggregate offering price of at least $1,000,000 or represent all of the Registerable Securities of the Holders held on such date, subject only to the following:

                    (i) Ecogen shall not be required to effect a registration pursuant to this Section 7.1 prior to the second anniversary of the Closing unless Monsanto otherwise has a right hereunder to sell Registrable Securities before such date.

                    (ii) Ecogen shall not be required to effect a registration pursuant to this Section 7.1 within one hundred eighty (180) days after the effective date of the last such registration pursuant to this Section 7.1.

                    (iii) Ecogen shall not be required to
     effect a registration in any particular jurisdiction in which Ecogen would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless Ecogen is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder.

                    (iv) Ecogen shall not be required to effect a registration for a period of not more than ninety (90) days immediately following the delivery of a certificate signed by the President of Ecogen to the Requesting Holders stating that, in the good-faith judgment of the Board of Directors of Ecogen, it would be seriously detrimental to Ecogen and its shareholders for a Registration Statement to be filed on or before the date filing would otherwise be required hereunder; provided, however, that Ecogen may not utilize this right more than once in any twelve (12) month period and Ecogen may not exercise this right based on the fact that Ecogen has recently registered any of its securities for the account of another security holder or holders exercising their respective demand registration rights.

     If Ecogen cannot qualify for registration on Form S-3, then Ecogen shall effect any registration required or requested by the Holder on Form S-1, or such other appropriate form, in which event this Section 7.1 shall apply in all respects as if the words "Form S-3" were replaced by the words "Form S-1" or the appropriate designation for such other form.

               (b)  Notice of Inclusion.  Ecogen shall give
                    -------------------
written notice to all Holders of Registrable Securities of the receipt of a request for registration pursuant to this Section
7.1 and shall provide a reasonable opportunity for other Holders to participate in the registration; provided, however, that, if the registration is for an underwritten offering, then the terms of Section 7.1(c) hereof shall apply to all participants in such offering. Subject to the foregoing, Ecogen shall use its best efforts to effect promptly the registration of all shares of Registrable Securities on Form S-3 to the extent requested by the Holder or Holders thereof for purposes of disposition.

               (c)  Underwriting.  If the Requesting Holders
                    ------------
intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise Ecogen as a part of their request made pursuant to this Section
7.1 and Ecogen shall include such information in the written notice referred to in Section 7.1(b) hereof. The right of any Holder to registration pursuant to this Section 7.1 shall be conditioned upon such

Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested and to the extent provided herein.

               Ecogen shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters of recognized national standing, selected for such underwriting by a majority in interest of the Requesting Holders and reasonably acceptable to Ecogen. Notwithstanding any other provision of this Section 7.1, if the representative advises the Requesting Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Requesting Holders shall so advise all Holders, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated first among all Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the Registration Statement. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration.

               If any Holder of Registrable Securities
disapproves of the terms of the underwriting, then such person may elect to withdraw therefrom by written notice to Ecogen, the underwriter and the Requesting Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration; provided, however, that, if, by the withdrawal of such Registrable Securities, a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then Ecogen shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities in the same proportion used to determine the underwriter limitation in this
Section 7.1(c).

               If the underwriter has not limited the number of Registrable Securities to be underwritten, then Ecogen and its executive officers, and such other Persons as are determined by the Board of Directors, their successors, and their assigns ("Other Selling

Stockholders"), may include securities for their own account in such registration if the underwriter so agrees and if the number of Registrable Securities held by the Holders that would otherwise have been included in such registration and underwriting will not thereby be limited for any reason, including but not limited to the price for which the Registrable Securities will be sold. To the extent that the underwriter wishes to limit the number of shares to be included in the registration on behalf of Ecogen and the Other Selling Stockholders, the shares of common stock to be registered held by the Other Selling Stockholders shall be excluded from such offering prior to excluding any shares held by Ecogen and those held by Ecogen shall be excluded prior to excluding any Registrable Securities held by the Holders.

          7.2  Ecogen Registration.
               -------------------

               (a)  Notice and Inclusion.  Subject to Section
                    --------------------
6.1, if, at any time after the Closing until the tenth anniversary of the Closing, Ecogen shall determine to register any of its securities for its own account, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Commission Rule 145 transaction, Ecogen shall:

                    (i)  promptly give to each Holder written
     notice thereof (which shall include a list of the jurisdictions in which Ecogen intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

                    (ii) include in such registration (and any related qualification under blue sky laws or other compli-
     ance), and in any underwriting involved therein, all Registrable Securities specified in a written request or requests, within twenty (20) days after receipt of the written notice from Ecogen, by any Holder or Holders.

               (b)  Underwriting.  If the registration of which
                    ------------
Ecogen gives notice is for a registered public offering by Ecogen of its securities through an underwriting, then

Ecogen shall so advise the Holders as a part of the written notice given pursuant to Section 7.2(a)(i) hereof. In such event, the right of any Holder to registration pursuant to this Section 7.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with Ecogen, and all the Other Selling Stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for underwriting by Ecogen. Notwithstanding any other provision of this Section 7.2, if the underwriter determines that marketing factors require a limitation on the number of shares to be underwritten, then the underwriter may exclude from such registration and underwriting some or all of the Registrable Securities held by the Holders or the stock held by Other Selling Stockholders in accordance with this Section 7.2(b). Ecogen shall so advise all Holders and all Other Selling Stockholders distributing their securities through such underwriting, and (i) as to the first registration in which Holders are entitled to participate pursuant to this Section 7.2, the number of Registrable Securities and other securities that may be included in the registration and underwriting shall be allocated among all Holders thereof on the basis that shares held by all the Other Selling Stockholders who are not Holders shall first be excluded to the extent required and, if further exclusion is necessary, shares held by the selling Holders shall then be excluded; provided, however, that, as among the respective Other Selling Stockholders as a group on the one hand and the Holders as a group on the other hand suffering such exclusion, the exclusion shall be in proportion, as nearly as practicable, to the amount of securities entitled to inclusion in such registration held by each of the Other Selling Stockholders as a group and each of the Holders at the time of filing the Registration Statement; and
(ii) as to all subsequent registrations, the number of shares of Registrable Securities and other securities that may be included in the registration and underwriting shall be allocated among all Other Selling Stockholders and the Holders in proportion, as nearly as practicable, to the respective amounts of securities entitled to inclusion in such registration held by all such Other Selling Stockholders and Holders at the time of filing the Registration Statement. For purposes of the apportionment provisions in clause (i) above, for any selling Holder that is a partnership or corporation, the partners, retired partners, and shareholders of such Holder, the estate and family members of such partners and retired partners, and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling Holder," and any pro rata reduction with respect to such selling Holder shall be based upon the aggregate number of shares carrying registration rights owned by all entities and individuals included in such "selling Holder," as defined in this sentence. If any Other Selling Stockholder or Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to Ecogen and the underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

          7.3  Expenses of Registration.  All Registration
               ------------------------
Expenses incurred in connection with any registration, qualification or compliance pursuant to this Article VII shall be borne by Ecogen; provided, however, that the Registration Expenses for the third and all subsequent registrations under
Section 7.1(a) hereof requested by the Holders shall be borne by the requesting Holders pro rata on the basis of the number of their shares so registered. All Selling Expenses relating to the securities registered by Holders and, if applicable, Other Selling Stockholders, and fees and disbursements of counsel, shall be borne by the Holders or the Other Selling Stockholders, as the case may be, of such securities pro rata on the basis of the number of their shares so registered.

          7.4  Registration Procedures.
               -----------------------

               (a) Ecogen shall use its best efforts to register or qualify the Registrable Securities covered by a Registration Statement under such other securities or blue sky laws of such United States jurisdictions as Holder shall reasonably request and do any and all acts and things which may be necessary or desirable to enable Holder to consummate the public sale or other disposition in such jurisdictions; provided, however, that Ecogen shall not be required in connection therewith or as a condition thereto to qualify to do business or file a general consent to service of process in any such jurisdictions.

               (b) Ecogen represents and warrants that, on the date of its effectiveness, the Registration Statement will comply in all material respects with the applicable requirements of the Securities Act and the rules thereunder, including without limitation Rule 415; on the date of its effectiveness, the Registration Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not misleading; provided, however, that no representation is made by Ecogen with respect to information relative to any Holder; and the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation is made by Ecogen with respect to information relative to any Holder.

               (c)  If, at any time or times while the
Registration Statement is effective, Ecogen notifies Holder that a development has occurred or is pending which, based upon consultation with Ecogen's legal counsel, Ecogen reasonably believes may cause the then current Prospectus not to be in compliance with applicable securities laws, then Holder shall refrain from delivering the Prospectus and from making any offers or sales of Registrable Securities requiring the delivery of the Prospectus until such time as Ecogen either notifies Holder that the Prospectus complies with such laws or delivers an amended Prospectus in replacement of the deficient Prospectus. Ecogen shall use its reasonable best efforts to minimize the time during which Holder must so refrain, and no more than one (1) such period of refrain shall be imposed during any period of one hundred eighty (180) days.

               (d) At least two (2) Business Days prior to the initial filing of the Registration Statement or Prospectus and no fewer than two (2) Business Days prior to the filing of any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), Ecogen shall furnish each selling Holder, its legal counsel and the managing underwriter, if any, copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) shall be subject to review of such Holder, its legal counsel and such underwriters, if any, and Ecogen shall cause its officers and directors and the independent certified public accountants to Ecogen to respond to such inquiries as shall be necessary, in the opinion of respective counsel to Ecogen and any such underwriters, to conduct a reasonable investigation within the meaning of the Securities Act. Ecogen shall not file any such Registration Statement or Prospectus or any amendments or supplements thereto to which a selling Holder, its legal counsel, or the managing underwriters, if any, shall reasonably object on a timely basis (i.e., within two (2) Business Days of receipt thereof).
 ----

               (e) Ecogen shall promptly notify each selling Holder when the Registration Statement is declared effective; notify Holder of any stop-order or similar proceeding by the Commission or any state securities authority; and furnish such number of Prospectuses, Prospectus supplements and other documents incident thereto as Holder from time to time may reasonably request.

               (f) In the event of any breach by Ecogen of the provisions of Section 7.1, 7.2, 7.3 or 7.4, the parties agree that each Holder will suffer irreparable harm. Accordingly, the parties agree that the provisions of Sections 7.1, 7.2, 7.3 and
7.4 are specifically enforceable by each Holder and that each Holder shall be entitled to temporary and permanent injunctive relief against Ecogen and the other rights and remedies to which each Holder may be entitled to at law, in equity or under this Agreement for any such breach.

          7.5  Indemnification.
               ---------------

               (a)  Indemnification by Ecogen.  Ecogen shall
                    -------------------------
     indemnify each Holder with respect to which registration, qualification or compliance has been effected pursuant to this Article VII, each of its officers, directors, employees, agents and partners, each Person controlling such Holder within the meaning of Section 15 of the Securities Act, each underwriter, if any, and each Person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, Prospectus, offering circular or other document or any amendment or supplement thereto or incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by Ecogen of the Securities Act or any rule or regulation thereunder applicable to Ecogen and relating to action or inaction required of Ecogen in connection with any such registration, qualification or compliance. Ecogen shall reimburse each such Holder, each of its officers, directors, employees, agents and partners, and each Person controlling such Holder, each such underwriter and each Person who controls any such underwriter for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such expense, claim, loss, damage, liability or action; provided, however, that Ecogen shall not be liable in any such case to the extent that any such claim, loss, damage, liability, action or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to Ecogen by an instrument duly executed by such Holder or underwriter and stated to be specifically for use therein.

               (b)  Indemnification by the Holders.  To the
                    ------------------------------
extent set forth in the second sentence of this Section 7.5(b), each Holder shall, if Registrable Securities or other securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify Ecogen, each of its directors, officers, employees and agents, each underwriter, if any, of Registrable Securities covered by such a Registration Statement, each Person who controls Ecogen or such underwriter within the meaning of Section 15 of the Securities Act, each other such Holder, each of such other Holder's officers, directors, employees, agents and partners, and each Person controlling such Holder within the meaning of Section 15 of the Securities Act against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact made by the Holder and contained in any such Registration Statement, Prospectus, offering circular or other document, or any amendment or supplement thereto or incident to any such registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be made by the Holder and stated therein or necessary to make the statements therein not misleading or any violation by Ecogen of any rule or regulation promulgated under the Securities Act applicable to Ecogen in connection with such registration, qualification or compliance as a result of any statement (or based on any omission to state or alleged omission) required to be made by such Holder. Each such Holder shall reimburse Ecogen, such other Holders, directors, officers, employees, agents, partners, Persons, underwriters and control Persons for any legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such expense, claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, Prospectus, offering circular or other document or any amendment or supplement thereto in reliance upon and in conformity with written information furnished by the Holder to Ecogen by an instrument duly executed by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holders hereunder shall be limited to an amount equal to the proceeds to each such Holder of Registrable Securities sold as contemplated herein in connection with the particular registration, qualification or compliance involved.

               (c)  Notice.  Each party entitled to
                    ------
indemnification under this Section 7.5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and that the Indemnified Party may participate in such defense at its own expense; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 7.5 unless such failure is materially detrimental to the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

          7.6  Information by Holder.  Each Holder or Holders of
               ---------------------
Registrable Securities in any registration shall furnish to Ecogen such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as Ecogen may reasonably request in writing but only to the extent as shall be required in connection with any registration, qualification or compliance referred to in this Article VII.

          7.7  Rule 144 Reporting.  With a view to making
               ------------------
available the benefits of certain rules and regulations of the Commission which may permit the sale of the Restricted Securities or Control Securities to the public without registration, Ecogen agrees to:

               (a) Use its best efforts to make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act;

               (b)  Use its best efforts to file with the
Commission in a timely manner all reports and other documents required of Ecogen under the Securities Act and the Exchange Act
(at any time after it has become subject to such reporting requirements);

               (c) For so long as a Holder owns any Restricted Securities or Control Securities, furnish to the Holder forthwith upon request (i) a written statement by Ecogen as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of Ecogen, and (iii) such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration; and

               (d) When any Holder qualifies under Rule 144 for the unrestricted right of sale under Rule 144, Ecogen shall, upon written request of such Holder (such request to include sufficient detail as to establish how the Holder so qualifies under Rule 144) and an opinion of counsel satisfactory to Ecogen, promptly remove any restrictive legend that may have been placed on any Restricted or Control Securities and issue Ecogen Securities free of such restrictive or other legends.

          7.8  Transfer of Registration Rights.  Monsanto may
               -------------------------------
transfer the rights to cause Ecogen to register the Registrable Securities under Sections 7.1 and 7.2 hereof to an aggregate of no more than five Holders and each such Holder may transfer or assign such rights to a transferee or assignee in connection with the transfer or assignment of not less than all of the shares of the Registrable Securities held by such Holder; provided, however, that Ecogen shall be entitled to notice of any such transfer of registration rights within thirty (30) days of the date such transfer is effected.

          7.9  Limitations on Subsequent Registration Rights.  No
               ---------------------------------------------
owner or prospective owner of Ecogen Securities or other securities of Ecogen shall have any registration rights that are inconsistent with the provisions of this Agreement. Ecogen shall not, without the prior written consent of the Holders (which consent shall not be unreasonably withheld) of not less than sixty-six and two-thirds percent (66-2/3%) of the Registrable Securities then held by Holders, enter into any agreement with any owner or prospective owner of any Ecogen Securities or other securities of Ecogen that would allow such owner or prospective owner to include such securities in any registration filed under this Article VII if such inclusion would adversely affect the rights of any Holder.

          7.10 "Market Stand-off" Agreement.  Each Holder hereby
               ----------------------------
agrees that, to the extent requested by Ecogen and an underwriter of a sale of Ecogen Securities or other securities of Ecogen for the account of Ecogen and not for the account of a security holder or holders exercising their respective demand registration rights, it shall not sell or otherwise transfer or dispose of (other than to transferees who agree to be similarly bound) any Registrable Securities during the ninety (90) day period following the effective date of a registration statement of Ecogen filed under the Securities Act; provided, however, that all officers and directors of Ecogen, all Other Selling Stockholders and all other Persons with registration rights (whether or not pursuant to this Agreement) shall enter into similar agreements. To enforce the foregoing covenant, Ecogen may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other Person subject to the foregoing restriction) until the end of such ninety (90) day period.

          7.11 Termination of Registration Rights.  The
               ----------------------------------
registration rights granted pursuant to Section 7.1 shall terminate as to each Holder on the third anniversary of the termination or expiration of the term of the Research and Development Agreement.


                          ARTICLE VIII.

                   REPRESENTATIONS OF MONSANTO
                   ---------------------------


     To induce Ecogen to sell the Purchased Shares described in
Article II, Monsanto represents and warrants to Ecogen as follows:

          8.1  Investment Purpose.  Monsanto is acquiring the
               ------------------
Purchased Shares issued pursuant to this Agreement for purposes of investment and for its own account and not with a view to the sale or other distribution thereof as such terms are defined in the Securities Act, as amended, and the regulations of the Commission promulgated thereunder.

          8.2  Accredited Investor.  Monsanto is an "accredited
               -------------------
investor" as defined in Rule 501(a) promulgated under the Securities Act.

          8.3  Access to Information.  Monsanto has been given
               ---------------------
access to all information requested by it regarding Ecogen, including information requested regarding the current financial condition of Ecogen and the risks associated therewith.

          8.4  Due Diligence.  Monsanto has made its own due
               -------------
diligence investigation of Ecogen and Ecogen's business, and its own analysis of the merits and risks of the investment made pursuant to this Agreement, and is not relying on anyone else's analysis or investigation or Ecogen, its business or the merits and risks of the purchase of the Purchased Shares other than professionals employed specifically by Monsanto to assist Monsanto.

          8.5  Restricted Securities.  Monsanto understands that
               ---------------------
the sale of the Purchased Shares hereunder has not been registered under the Securities Act and that the Purchased Shares cannot be resold or transferred by Monsanto unless it is subsequently registered under the Securities Act or unless an exemption from such registration is available. In this connection, Monsanto represents that it is familiar with Rule 144 under the Securities Act as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.


          8.6  Exemption Reliance.  Monsanto has been advised
               ------------------
that the Purchased Shares are not being registered under the Securities Act or under state securities laws, but are being offered and sold pursuant to exemptions from such laws, and that Ecogen's reliance upon such exemptions is predicated in part on Monsanto's representations contained herein.

          8.7  Authorization and Binding Effect.  The execution
               --------------------------------
and delivery of this Agreement and the performance by Monsanto of its obligations hereunder are within Monsanto's corporate power, have been duly authorized by proper corporate action on the part of Monsanto, are not in violation of, or default under any existing law, rule or regulation of any governmental agency or authority, any order or decision of any court, the Certificate of Incorporation or By-Laws of Monsanto or the terms of any agreement, restriction or undertaking to which Monsanto is a party or by which it is bound, and except for the notification required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the approval of Ecogen's shareholders of the proposed reverse stock split as described in the Special Proxy Statement, do not require the approval or consent of the shareholders of Monsanto, any governmental body, agency or authority or any other person or entity.

          8.8  Brokers.  This Agreement was not induced or
               -------
procured through any person, firm or corporation acting as a broker or finder for Monsanto. Monsanto agrees to hold Ecogen harmless from any loss, damage, cost or expense resulting from any claim by any person, firm or corporation based upon any such person, firm or corporation having acted as a broker or finder for Monsanto or any other Person in connection with the transactions contemplated by this Agreement, the Assignment Agreement and/or the Research and Development Agreement.

          8.9  Stock Legend.  Subject to Section 7.7(d) hereof,
               ------------
certificates representing the Purchased Shares shall bear the following legend:

     "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under any state securities law and may not be sold or offered for sale in the absence of an effective registration statement under such act and applicable state securities laws or an opinion of counsel satisfactory to the Company that such registration is not required. The securities represented by this certificate are further subject to certain resale restrictions and entitled to the benefits set forth in an Investment Agreement dated as of January 24, 1996 between Ecogen, Inc., a Delaware corporation, and Monsanto Company, a Delaware corporation (the "Agreement"). A copy of the Agreement and all amendments thereto is on file in the office of the Secretary of the Company."


                           ARTICLE IX.

                          MISCELLANEOUS
                          -------------


          9.1  Survival of Representations and Warranties.
               ------------------------------------------
Ecogen's representations and warranties contained in Article III hereof and Monsanto's representations and warranties set forth in
Article VIII hereof shall survive the Closing for a period of two
(2) years. Notwithstanding the foregoing, the representations and warranties set forth in Sections 3.2, 3.3, 3.7 hereof, to the extent applicable to the shares of Common Stock to be issued to Monsanto hereunder, shall survive the Closing indefinitely.

          9.2  Assignment.  Except as set forth in Section 7.8,
               ----------
this Agreement shall not be assigned by either party without the written consent of the other party. Notwithstanding the foregoing, either party may assign this Agreement, without such consent, to the purchaser of all its assets, or of all the assets of its business to which this Agreement or the Research and Development Agreement relates, and Monsanto, in addition to its rights under Section 7.8, may assign this Agreement or its rights hereunder to any Affiliate.

          9.3  Notice.  All notices, communications and demands
               ------
required or permitted to be given or made hereunder or pursuant hereto shall be in writing and shall be effective when delivered in person or transmitted by telegram or telecopier (confirmed by mail), addressed as follows:

     If to Monsanto:

               Monsanto Company
               800 North Lindbergh Blvd.
               St. Louis, Missouri 63167
               Attention:  President, Ceregen
               Telecopier Number:  314-694-7771

               with a copy to

               Monsanto Company
               800 North Lindbergh Blvd.
               St. Louis, Missouri 63167
               Attention:  General Counsel
               Telecopy Number:  314-694-2594

     If to any other Holder, at such address and telecopy number as such Holder shall have furnished Ecogen in writing.

     If to Ecogen:

               Ecogen Inc.
               2005 Cabot Boulevard West
               Langhorne, Pennsylvania  19047
               Attention:  President
               Telecopy Number:  215-757-4156


               with a copy to:

               Dechert, Price & Rhoads
               Princeton Park Corporate Center
               997 Lenox Drive
               Lawrenceville, New Jersey 08648
               Attention: James J. Marino, Esq.
               Telecopy Number:  609-520-3259


     Either party may change the address designated by notice given by such party. The parties agree to acknowledge in writing the receipt of any such notice delivered in person.

          9.4  Governing Law.  This Agreement is deemed to have
               -------------
been entered into in the State of Missouri, and its interpretation, construction, and the remedies for its enforcement or breach are to be applied pursuant to and in accordance with the laws of the State of Missouri (without regarding to the conflict of laws principles thereof).

          9.5  Validity of Agreement.  If any provision of this
               ---------------------
Agreement is, becomes, or is deemed invalid or unenforceable in any jurisdiction, such provision shall be deemed amended to conform to applicable law so as to be valid, legal and enforceable in such jurisdiction so deeming. The validity, legality and enforceability of such provision shall not in any way be affected or impaired thereby in any other jurisdiction. If such provision cannot be so amended without materially altering the intention of the parties, it shall be stricken in the jurisdiction so deeming, and the remainder of this Agreement shall remain in full force and effect.

          9.6  Waiver.  No waiver of any right under this
               ------
Agreement shall be deemed effective unless contained in a writing signed by the party charged with such waiver, and no waiver of any right arising from any breach or failure to perform shall be deemed to be a waiver of any future such right or of any other right arising under this Agreement.

          9.7  Entire Agreement.  This Agreement sets forth and
               ----------------
constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes any and all prior agreements, understandings, promises and representations made by either party to the other concerning the subject matter hereof and the terms applicable hereto.

          9.8  Headings and References; Incorporation of
               -----------------------------------------
Schedules.  The headings contained in this Agreement are inserted
---------
for convenience of reference only and shall not be a part, control or affect the meaning hereof. All references herein to Articles and Sections are to the Articles and Sections of this Agreement. All references herein to Schedules are to the Schedules hereto, each of which shall be incorporated into and deemed a part of this Agreement.

          9.9  Counterparts.  This Agreement may be executed in
               ------------
counterparts, each of which shall be deemed to be an original, but which together shall constitute one and the same instrument.

          9.10 No Presumption Against Drafter, Qualifications on
               -------------------------------------------------
Schedules.  The parties to this Agreement have jointly
---------
participated in the negotiation and drafting of this Agreement, except for the Schedules. In the event an ambiguity or question of intent or interpretation arises, this Agreement, except for the Schedules, shall be construed as if drafted jointly by the parties and no presumptions or burdens of proof shall arise favoring any party by virtue of the authorship of any of the provisions of this Agreement. The Schedules have been prepared by Ecogen and are solely the responsibility of Ecogen even if Monsanto provided drafts of or information appearing on such Schedules. Any Schedule which is qualified by "knowledge", "materiality", or words of similar import which apply to any representation or warranty which is not similarly qualified shall be interpreted as if no qualification were stated on the Schedule.

     IN WITNESS WHEREOF, the parties hereunto have executed this Agreement as to be effective as of the date first written above.

MONSANTO COMPANY                ECOGEN INC.


By:  -----------------------------   By:  ----------------------------------
Name:  Derek K. Rapp                      James P. Reilly, Jr.
Title: Director, Commercial               Chairman and Chief Executive Officer
       Partnerships & Alliances